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                                  Exhibit 11.1

                    PHOTOELECTRON CORPORATION AND SUBSIDIARY
                         (A Development Stage Company)
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

                                              1992          1993          1994          1995          1996
                                          ------------  ------------  ------------  ------------  ------------

Computation of Primary Loss Per Share     ($1,586,239)  ($2,267,460)  ($2,671,648)  ($4,117,158)  ($4,958,771)
   Net Loss
Shares
   Weighted average shares outstanding        926,146      1,126,500    1,328,992     1,107,310     1,587,954
Add:  Shares issuable from assumed
   exercise of stock options and
   warrants and conversion of other
   common stock equivalents issued
   within one year prior to the
   filing of this registration statement       33,106        33,106        33,106        33,106        33,106

Add:  Shares issuable from
   assumed conversion of the preferred            ___           ___           ___           ___           ___
   stock upon closing of the offering      ----------    ----------    ----------    ----------    ----------

Weighted average common and common
   equivalents shares outstanding             959,252     1,159,606     1,362,098     1,140,416     1,621,060

Loss per share:
   Net loss                                     (1.65)        (1.96)        (1.96)        (3.61)        (3.06)

Computation of Fully Diluted Loss Per
Share
   Net Loss                               ($1,586,239)  ($2,267,460)  ($2,671,648)  ($4,117,158)  ($4,958,771)

Shares:
   Weighted average shares outstanding        926,146     1,126,500     1,328,992     1,107,310     1,587,954

Add:  Shares issuable from
   assumed exercise of stock options and
   warrants and conversion of common stock
   equivalents                                 33,106        33,106        33,106        33,106        33,106

Add:  Shares issuable from
   assumed conversion of the preferred            ___           ___           ___           ___           ___
   stock upon closing of the offering      ----------    ----------    ----------    ----------    ----------

Weighted average common and common            959,252     1,159,606     1,362,098     1,140,416     1,621,060
   equivalents shares outstanding          ----------    ----------    ----------    ----------    ----------

Loss per share:
   Net Loss                                     (1.65)        (1.96)        (1.96)        (3.61)       ($3.06)
                                           ----------    ----------    ----------    ----------    ----------


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

                                                     1996 Pro Forma
Computation of Primary Loss Per Share
   Net Loss                                           ($4,958,771)

Shares
   Weighted average shares outstanding                  1,587,954
Add:  Shares issuable from assumed
   exercise of stock options and
   warrants and conversion of other
   common stock equivalents issued
   within one year prior to the
   filing of this registration statement                   33,106

Add:  Shares issuable from                              2,894,644
   assumed conversion of the preferred
   stock upon closing of the offering

Weighted average common and common
   equivalents shares outstanding                       4,515,704

Loss per share:
   Net loss                                                ($1.10)

Computation of Fully Diluted Loss Per
Share
   Net Loss                                            $4,958,771

Shares:
   Weighted average shares outstanding                  1,587,954

Add:  Shares issuable from
   assumed exercise of stock options and
   warrants and conversion of common stock
   equivalents                                             33,106

Add:  Shares issuable from
   assumed conversion of the preferred
   stock upon closing of the offering                   2,894,644

Weighted average common and common
   equivalents shares outstanding                       4,515,704

Loss per share:
   Net Loss                                                ($1.10)


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